UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Gentium S.p.A.
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             (Exact name of registrant as specified in its charter)

Republic of Italy                                        Not applicable
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Piazza XX Settembre 2, 22079 Villa Guardia (Como), Italy
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(Address of principal executive offices)           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered

None.
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-122233 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary Shares, par value (euro)1.00 each (not for trading, but only in
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connection with the American Depositary Shares)* on The Nasdaq National Market.
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                                (Title of class)

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                                (Title of class)

* The registrant has registered 20,000,000 American Depositary Shares representing the Ordinary Shares under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-125663), as amended, originally filed with the Securities and Exchange Commission on June 9, 2005, and accordingly, such American Depositary Shares are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

Item 1. Description of Registrant's Securities to be Registered

      Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained (i) in the sections entitled "Description of Securities," "Description of American Depositary Shares" and "Taxation" in the Preliminary Prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-122233), as amended, originally filed with the Securities and Exchange Commission on January 24, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference and (ii) in the sections entitled "Description of Securities," "Description of American Depositary Shares" and "Taxation" in the Preliminary Prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-130796), as amended, originally filed with the Securities and Exchange Commission on December 30, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Item 2. Exhibits

        The documents listed below are filed as exhibits to this Registration Statement.

Exhibt
No.
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3(i)*     Articles of Association of Gentium S.p.A.

3(ii)**   Bylaws of Gentium S.p.A.

4.6* Form of Deposit Agreement among Gentium S.p.A., The Bank of New York and the owners and beneficial owners from time to time of American Depositary Receipts.

4.7* Form of American Depositary Receipt (attached as Exhibit A to the Deposit Agreement).

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*     Incorporated by reference to the Exhibits of the same number to the
      Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on January 24, 2005.

** Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on December 30, 2005.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 15, 2006                    GENTIUM S.P.A.


                                      By: /s/ CARY GROSSMAN
                                          -------------------------------------
                                          Cary Grossman
                                          Executive Vice-President and Chief
                                          Financial Officer

                                Exhibit Index
Exhibt
No.
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3(i)*     Articles of Association of Gentium S.p.A.

3(ii)**   Bylaws of Gentium S.p.A.

4.6* Form of Deposit Agreement among Gentium S.p.A., The Bank of New York and the owners and beneficial owners from time to time of American Depositary Receipts.

4.7* Form of American Depositary Receipt (attached as Exhibit A to the Deposit Agreement).

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*     Incorporated by reference to the Exhibits of the same number to the
      Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on January 24, 2005.

** Incorporated by reference to the Exhibits of the same number to the Registrant's Registration Statement on Form F-1, as amended, originally filed with the Securities and Exchange Commission on December 30, 2005.